Exhibit (h) (ii) under From N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                              Amendment Number 3 to
                      Agreement for Administrative Services
                                     between
                        Federated Administrative Services
                                       and
                             the Investment Company

     This Amendment Number 3 (the "Amendment") to the Agreement for Administrative Services ("Agreement") between each of the investment companies listed on Exhibit A thereto (collectively, the "Investment Company") and Federated Administrative Services ("Company") is made and entered into as of the 1st day of June, 2005. Terms used as defined terms herein, which are not otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

     WHEREAS, the Investment Company has entered into the Agreement with the Company; and

     WHEREAS, Investment Company and Company wish to amend the Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Amendment to the  Agreement.  The  Agreement is hereby  amended by deleting
     Article 7, subparagraph (C) and inserting in its place the following:

     C. The Company shall upon instruction from the Investment Company subcontract for the performance of services under this Agreement with an agent selected by the Investment Company, other than as described in 7.B. above, provided however, that the Company shall in no way be responsible to the Investment Company for the acts and omissions of the agent.

2. No Other Amendments. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                      INVESTMENT COMPANIES
                                      (listed on Exhibit A to the Agreement)

                                      By:  /s/ John W. McGonigle
                                      ---------------------------------------
                                      Name:  John W. McGonigle
                                      Title: Executive Vice President





                                      FEDERATED ADMINISTRATIVE SERVICES

                                      By:  /s/ Theodore W. Zierden, III
                                      ---------------------------------------
                                      Name:  Theodore W. Zierden, III
                                      Title:  President